Exhibit C

Letter of Transmittal

Regarding Shares in

Eagle Point Trinity Senior Secured Lending Company

Tendered Pursuant to the Offer to Purchase

Dated August 27, 2026

This Letter of Transmittal Must Be

Received by Eagle Point Trinity Senior Secured Lending Company

By September 25, 2026

The Offer and Withdrawal Rights Will Expire

at 5:00 P.M., Eastern time, on September 25, 2026,

Unless the Offer Is Extended.

Complete this Letter of Transmittal and Deliver to

Eagle Point Trinity Senior Secured Lending Company

Please note: IRA and retirement account transaction requests must be signed by the investor and the Custodian.

The Transfer Agent must receive the completed Letter of Transmittal, signed by all account owners,

including the Custodian (if applicable) by September 25, 2026.

Overnight Delivery:	Regular Mail:
Eagle Point Trinity Senior Secured Lending Company	Eagle Point Trinity Senior Secured Lending Company
Attn: Computershare Trust Company, N.A. as agent for	Attn: Computershare Trust Company, N.A. as agent for
Eagle Point Trinity Senior Secured Lending Company	Eagle Point Trinity Senior Secured Lending Company
150 Royall St, Suite 101 Canton, MA 02021	PO Box 43007 Providence, RI 02940

For additional information please call (866) 801-1159

Ladies and Gentlemen:

The undersigned hereby tenders to Eagle Point Trinity Senior Secured Lending Company, a Delaware statutory trust that is a non-diversified closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “Fund”), the common shares of beneficial interest in the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set out in the offer to purchase, dated August 27, 2026 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal. The Offer to Purchase and this Letter of Transmittal are subject to all the terms and conditions set out in the Offer to Purchase, including without limitation the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements, or other obligations relating to this sale, and not subject to any adverse claim, when, and to the extent that, the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer to Purchase.

The undersigned recognizes that, under certain circumstances set out in the Offer to Purchase, the Fund may not be required to purchase the Shares tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all of the undersigned’s Shares will be purchased.

Repurchases of Shares from Shareholders by the Fund will generally be paid in cash. The payment of the purchase amount for the Shares tendered by the undersigned will be made by wire transfer of funds.

All authority conferred, or agreed to be conferred, in this Letter of Transmittal will survive the death or incapacity of the undersigned, and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors, and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

If you hold your Shares of the Fund through a retirement or custodial account, please contact your representative or agent for assistance in completing the transaction documents.

LETTER OF TRANSMITTAL

PART 1. NAME, ADDRESS, AND OTHER CONTACT INFORMATION:

Name of Shareholder(s):

SSN/TIN:

Telephone Number:

Account Number:

PART 2. AMOUNT OF SHARES OF BENEFICIAL INTEREST OF OWNERSHIP BEING TENDERED:

☐	All of the undersigned’s Shares.

If less than all Shares being tendered, indicate the amount of the undersigned’s number of Shares being tendered:

☐	Shares

Note: Shareholders desiring to tender Shares for purchase by the Fund should keep in mind that the Fund reserves the right to repurchase all of a Shareholder’s Shares at any time if the aggregate value of such Shareholder’s Shares is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund as set forth in the Fund’s current Prospectus. This right of the Fund to repurchase Shares compulsorily may be a factor which Shareholders may wish to consider when determining the extent of any tender for purchase by the Fund.

PART 3. PAYMENT:

Repurchases of Shares from Shareholders by the Fund will generally be paid in cash. (IRA, retirement or custodial account proceeds will be sent to the Custodian.)

Please elect payment delivery method:

☐ Check to my Address of Record            ☐ Wire to my Bank Account on Record

☐ Wire to a NEW Bank Account not on Record (must complete Part 4 and receive a Medallion Signature Guarantee)

PART 4. NEW BANK ACCOUNT WIRE INSTRUCTIONS:

Bank Name

ABA Number

Name on Bank Account*

Bank Account Number

FFC (if applicable)

*	For anti-money laundering and account security purposes, the name on the bank account must match the Eagle Point Trinity Senior Secured Lending Company account registration.

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

PART 5. SIGNATURE(S):

Shareholder Signature

Signature of Investor, Trustee or Custodian	Date

Signature of Joint Investor, Trustee or Custodian (if applicable)	Date

Printed name(s) of Authorized Signer(s) (for verification purposes)

Printed name(s) of Authorized Signer(s) (for verification purposes)

If needed, use for Custodian Authorization

Medallion Signature Guarantee is only required if directing funds to a banking account or recipient not on file with the registration

Overnight Delivery:	Regular Mail:
Eagle Point Trinity Senior Secured Lending Company	Eagle Point Trinity Senior Secured Lending Company
Attn: Computershare Trust Company, N.A. as agent for Eagle Point Trinity Senior Secured Lending Company	Attn: Computershare Trust Company, N.A. as agent for Eagle Point Trinity Senior Secured Lending Company
150 Royall St, Suite 101 Canton, MA 02021	PO Box 43007 Providence, RI 02940

For additional information please call (866) 801-1159

Please note: IRA, retirement or custodial account transaction requests must be signed by the shareholder and the Custodian.

The Transfer Agent must receive the completed Letter of Transmittal, signed by all account owners,

including the Custodian (if applicable) by the deadline stated herein.